SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
Filed by the Registrant {x}
Filed by a Party other than the Registrant { }

Check the appropriate box:
{ }  Preliminary Proxy Statement   { }  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e) (2))
{x}  Definitive Proxy Statement
{ }  Definitive Additional Materials
{ }  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LASALLE HOTEL PROPERTIES
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{x}  No fee required.

{ }  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     --------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
     --------------------------------------------------------------------------
     (3)  Per unit price or other underlying  value of  transaction computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      -------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
     --------------------------------------------------------------------------
     (5)  Total fee paid:
     --------------------------------------------------------------------------
{ }  Fee paid previously with preliminary materials.

{ }  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

     (1)  Amount Previously Paid:
     --------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
     --------------------------------------------------------------------------
     (3)  Filing Party:
     --------------------------------------------------------------------------
     (4)  Date Filed:
     --------------------------------------------------------------------------




                           LaSalle Hotel Properties
                        1401 Eye Street, NW, Suite 900
                             Washington, DC 20005

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on May 19, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of LaSalle Hotel Properties (the "Company") will be held on Wednesday, May 19, 1999 at 11:30 a.m. at the Seaview Marriott Resort, 401 South New York Road, Absecon, New Jersey 08201, for the following purposes:

     1. To elect two Class I trustees of the Company to serve until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To ratify the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999;

     3. To approve the Company's 1998 Share Option and Incentive Plan, as amended; and

     4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Trustees has fixed the close of business on March 15, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                 By Order of the Board of Trustees



                                 /s/ Todd Noonan
                                 Todd Noonan
                                 Secretary

Washington, DC
April 12, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           LaSalle Hotel Properties
                        1401 Eye Street, NW, Suite 900
                             Washington, DC 20005

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                          to be held on May 19, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of LaSalle Hotel Properties (the "Company") for use at the 1999 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 19, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, Shareholders will be asked to vote upon:

     (1) the election of two Class I trustees of the Company,

     (2) to ratify the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999,

     (3) to approve the Company's 1998 Share Option and Incentive Plan, as amended and

     (4) to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being sent to shareholders on or about April 12, 1999. The Board of Trustees has fixed the close of business on March 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 15,240,563 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of the Class I trustees. The affirmative vote of the holders of a majority of the Common Shares cast at the Annual Meeting at which a quorum is present is required for the ratification of the Company's auditors, the approval of the Company's 1998 Share Option and Incentive Plan, as amended. Abstentions and broker "non-votes", or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will have no effect on the voting with respect to the election of the Class I Trustees, the ratification of the Company's auditors and the approval of the Company's 1998 Share Option and Incentive Plan, as amended, but will be counted for purposes of determining whether a quorum is present.

     Shareholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Common Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the two nominees for Class I trustees of the Company named in this Proxy Statement, FOR ratification of the Board of Trustees' selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and FOR the approval of the Company's 1998 Share Option and Incentive Plan, as amended. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A shareholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1998 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 1998, has been mailed to shareholders with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1: ELECTION OF TRUSTEES

     The Board of Trustees of the Company consists of seven members and is divided into three classes, with the trustees in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of shareholders.

     At the Annual Meeting, two trustees will be elected to serve until the 2002 Annual Meeting and until his successor is duly elected and qualified. The Board of Trustees has nominated Messrs. Jon E. Bortz and Donald A. Washburn to serve as the Class I trustees (the "Nominees"). The Nominees are currently serving as Class I trustees of the Company. In addition, Mr. Bortz currently serves as the President and Chief Executive Officer of the Company. The Board of Trustees anticipates that Messrs. Bortz and Washburn will serve, if elected, as trustees. However, if such persons nominated by the Board of Trustees are unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.

     The Board of Trustees recommends a vote FOR the Nominees.

Information Regarding the Nominees and Trustees

     The following table and biographical descriptions set forth certain information with respect to the Nominees for election as Class I trustees at the Annual Meeting, the continuing trustees whose terms expire at the annual meetings of shareholders in 2000 and 2001 and the executive officers who are not trustees, based upon information furnished to the Company by each trustee and executive officer.



                                                                              Amount and Nature
                                                                               of Beneficial
                                                                   Trustee      Ownership of               Percent
Name                                                       Age      Since      CommonShares (1)          of Class (2)
---------------------------------------------------------------------------------------------------------------------


Class I Nominees For Election at 1999 Annual  Meeting
    (Term to Expire in 2002)
Jon E. Bortz                                                42      1998           149,000                     (3)
Donald A. Washburn (4)                                      54      1998            92,110                     (3)
Class II Continuing Trustees (Term Expires in 2000)
Darryl  Hartley-Leonard                                     53      1998             6,110                     (3)
Shimon Topor (5)                                            55      1998         2,234,920                   12.79
Class III Continuing Trustees (Term Expires 2001)
Stuart L. Scott (6)                                         60      1998           463,070                     2.97
George F. Little, II                                        49      1998             8,110                      (3)
Donald S. Perkins                                           72      1998            14,110                      (3)



Class I Nominees for Election  at 1999 Annual Meeting--Term  to Expire in 2002

     Jon E. Bortz has served as a trustee of the Company since 1998 and has been President and Chief Executive Officer of the Company since its formation, and Chairman of the Board of Directors and Chief Executive Officer of LaSalle Hotel Advisors, Inc. (the "Advisor") since its incorporation. Mr. Bortz is also a member of the Company's Investment Committee. Mr. Bortz founded the Hotel Group of Jones Lang LaSalle Incorporated (the company resulting from the combination of LaSalle Partners Incorporated and Jones Lang Wootton ("Jones Lang LaSalle") in 1993, and as President, has overseen all of Jones Lang LaSalle's hotel investment and development activities. From January 1995 as Managing Director of Jones Lang LaSalle's Investment Advisory Division, Mr. Bortz has also been responsible for certain east coast development projects, including the redevelopment of Grand Central Terminal in New York City. From January 1990 to January 1995, he was a Senior Vice President of Jones Lang LaSalle's Investment Division, with responsibility for east coast development projects and workouts. Mr. Bortz is a director of LaSalle Investment Management, Inc. and LaSalle Co-Investment, Inc., both subsidiaries of Jones Lang LaSalle. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and became a Certified Public Accountant in Maryland in 1979.

----------------------

(1) All information has been determined as of March 15, 1999. For purposes of this table a person is deemed to have "beneficial ownership" of the number of Common Shares that such person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days or the redemption of units (the "Units") of limited partnership interests in LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the
    "Operating Partnership") (assuming the Company elects to issue Common Shares rather than pay cash upon such redemption). See "Executive Compensation" for a discussion of the vesting of stock options granted to trustees and officers. Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, after April 29, 1999 the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, Common Shares.
(2) For purposes of computing the percentage of outstanding Common Shares held by each person, any Common Shares which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days, or redemption of Units is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.
(3) Less than one percent.
(4) Includes 2,000 Common Shares held by Mr. Washburn's daughter.
(5) Includes 1,565,982 Units held by various entities of which Mr. Topor has shared direct and indirect control and 662,237 options held by a limited partnership of which Mr. Topor has shared indirect control.
(6) Includes options and Units that may be converted into 368,270 Common Shares held by limited partnerships and a general partnership, in which Mr. Scott has interests.

     Donald A. Washburn has served as a trustee of the Company since 1998. Mr. Washburn is also a member of the Company's Audit Committee and Compensation, Contract and Governance Committee. Retired Executive Vice President-Flight
Operations Northwest Airlines, Inc. ("Northwest") and Chairman and President-Northwest Cargo, Inc. Mr. Washburn joined Northwest in 1990 and served in a number of capacities, including Executive Vice President-Customer Service and Operations. Prior to joining Northwest, Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn is a director of Princess House, Inc. and the Childrens' Cancer Research Fund. Mr. Washburn graduated from Loyola University of Chicago, J.L. Kellogg Graduate School of Management at Northwestern University and the Northwestern University School of Law.

Class II Continuing  Trustees--Term to Expire in 2000

     Darryl Hartley-Leonard has served as a trustee of the Company since 1998. Mr. Hartley- Leonard is also a member of the Company's Investment Committee. Mr. Hartley-Leonard is a private investor. Mr. Hartley-Leonard is Chairman and CEO of PGI (an event production agency), Chairman and Partner of Metropolitan Hotel Corporation (a hotel company in the long term stay/suite hotel business directed at the upscale market), and a founding partner of H-LK Partners (a hotel development and management company). Retired Chairman of the Board, President and Chief Executive/Chief Operating Officer of Hyatt Hotels Corporation. Mr. Hartley-Leonard is a director of Jones Lang LaSalle, Brookdale Living Communities, Inc., Cigars Unlimited International, The United States Committee for UNICEF and Evanston Northwestern Healthcare. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

     Shimon Topor has served as a trustee of the Company since 1998. Mr. Topor is also a member of the Company's Audit Committee and Compensation, Contract and Governance Committee. Mr. Topor is General Partner of Steinhardt Partners, L.P. and Managing Member of Steinhardt Management, LLC. Mr. Topor has been with the Steinhardt organization since 1983 and is responsible for the firm's corporate and real estate investments. Mr. Topor also serves as the Chairman of the Board of Maritime Bank of Israel. Mr. Topor is a graduate of Hebrew University Law School.

Class III Continuing  Trustees--Term to Expire in 2001

     Stuart L. Scott has served as Chairman of the Company's Board of Trustees since 1998 and has been a member of the Board of Directors of the Advisor since its incorporation. Mr. Scott is also a member of the Company's Investment Committee. Mr. Scott is the Chairman of the Board of Directors and Chief Executive Officer of Jones Lang LaSalle and was the Chairman of the Board of Directors and Chief Executive Officer of LaSalle Partners Incorporated and its predecessor entities since December 1992. Mr. Scott is a director of Hartmarx Corporation (a clothing manufacturing company). Mr. Scott holds a B.A. from Hamilton College and a J.D. from Northwestern University.

     George F. Little, II has served as a trustee of the Company since 1998. Mr. Little is also a member of the Company's Audit Committee and Compensation, Contract and Governance Committee. Mr. Little is the President and Chief Operating Officer of George Little Management, Inc. (a privately owned trade show management company), where he has been employed since 1971. Mr. Little is a member of the New York State and National Chapters of the International Association of Exposition Managers and the Society of Independent Show Organizers. Mr. Little holds a B.A. from Hamilton College.

     Donald S. Perkins has served as a trustee of the Company since 1998. Mr. Perkins is also a member of the Company's Audit Committee and Compensation, Contract and Governance Committee. He is the retired Chairman of the Board and Chief Executive Officer of Jewel Companies, Inc. (diversified retailer) (1970-1980). In 1995, Mr. Perkins served as Non-Executive Chairman of Kmart Corp. Mr. Perkins is a director of Aon Corp., LaSalle Street Fund, LaSalle U.S. Realty Income and Growth Fund Inc., Lucent Technologies Inc., Nanophase Technologies Corporation, Neodesic Corporation, Parson Group LLC, and The Putnam Funds. Mr. Perkins graduated from Yale University and Harvard Business School.

Executive Officers Who Are Not Trustees

     Michael D. Barnello has served as Chief Operating Officer and Executive Vice President of Acquisitions of the Company since its formation and President and Chief Operating Officer of the Advisor responsible for hotel acquisitions and advisory activities. Mr. Barnello joined Jones Lang LaSalle in April 1995 as a Vice President. Prior to April 1995, Mr. Barnello was a Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners, where he was responsible for hotel asset management since 1990. Concurrently, Mr. Barnello was a Vice President at Stone-Levy LLC, an affiliate of Strategic Realty Partners, where he was responsible for hotel acquisitions. Mr. Barnello holds a B.S. in Hotel Administration from the Cornell School of Hotel Administration. Mr. Barnello is 33 years old.

     Hans S. Weger has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company and as Chief Financial Officer and Treasurer of the Advisor since August 1998. Mr. Weger is responsible for all financial and accounting activities. Prior to joining the Company, Mr. Weger served as Vice President and Treasurer for La Quinta Inns, Inc. where he was responsible for all financing activities and played a major role in the merger with Meditrust Corporation. From 1992 until 1997, Mr. Weger served in various management roles with Harrah's Entertainment where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger holds a B.S. in finance from the University of Southern Mississippi and a MBA from the University of Chicago. Mr. Weger is 35 years old.

The Board of Trustees and Its Committees

     The Company is managed by a seven member Board of Trustees, a majority of whom are independent of the Company's management. The Board of Trustees held four meetings during fiscal year 1998 subsequent to the Company's initial public offering (the "IPO"). Each of the trustees attended 100% of the total number of meetings of the Board of Trustees and of the committees of the Company of which he was a member during 1998, with the exception of Messrs. Topor and Hartley-Leonard who attended 75% of the meetings of the Board of Trustees and Mr. Topor who attended 50% of the meetings of the Audit Committee.

     Audit Committee. The Audit Committee, which consists of George F. Little, II, Donald S. Perkins, Shimon Topor and Donald A. Washburn, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's and the Advisor's internal accounting controls. Additionally, the Audit Committee is responsible for monitoring the Company's procedures for compliance with the rules for taxation as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986 (the "Code"). The Audit Committee held two meetings during fiscal year 1998.


     Investment Committee. Subject to the supervision and oversight of the Board of Trustees, the Investment Committee, which consists of Jon E. Bortz, Darryl Hartley-Leonard and Stuart L. Scott, has the authority to review investments submitted by the Advisor for recommendation to the Board of Trustees and to approve investments within certain parameters as delegated to the Investment Committee by the Board. The Investment Committee held no meetings during fiscal year 1998. Compensation, Contract and Governance Committee. The Compensation, Contract and Governance Committee, which consists of George F. Little, II, Donald S. Perkins, Shimon Topor and Donald A. Washburn annually reviews the performance of the Advisor under the Advisory Agreement between the Company and the Advisor (the "Advisory Agreement"), evaluates and determines the appropriateness of the compensation arrangement of the Advisor at the time of the renewal of the Advisory Agreement, determines the appropriateness of the renewal of the Advisory Agreement and administers the Company's 1998 Share Option and Incentive Plan. Additionally, the Compensation, Contract and Governance Committee is responsible for reviewing any transactions that involve potential conflicts of interest. The Compensation, Contract and Governance Committee held one meeting during fiscal year 1998.

     The Board of Trustees does not have a standing nominating committee. The full Board of Trustees performs the functions of such a committee.

Trustee Compensation

     Each trustee who is not an employee of or affiliated with the Advisor receives an annual fee of $20,000. In addition, each such trustee also receives $1,000 for attendance at each meeting of the Company's Board of Trustees and $500 for attendance at each meeting of a committee of the Company's Board (at a time other than a Board meeting) of which such trustee is a member. In the event that special telephonic board meetings are held, a fee of $500 is payable for such meetings. The annual retainer fee is paid to such trustees 50% in cash and 50% in Common Shares. Each trustee may elect to receive, in lieu of the cash portion of the annual retainer, compensation in the form of grants of Common Shares. Meeting fees are paid in cash. Mr. Hartley-Leonard receives 4,000 options per year for his services on the Investment Committee. In addition, the Company reimburses trustees for their out-of-pocket expenses incurred in connection with their service on the Board of Trustees. In addition, each trustee who is not an employee of the Company elected to the Board of Trustees for the first time received an initial grant of options to purchase 5,000 Common Shares at fair market value on the date of grant. In addition, each trustee who is not an employee of the Company receives an annual grant of options to purchase 1,000 Common Shares for each year during such trustee's term. Any trustee who ceases to be a trustee will forfeit the right to receive any options not previously vested.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Trustees of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification of this appointment by the shareholders of the Company. KPMG LLP has served as the Company's independent auditors since the Company's formation in January 1998 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The Board of Trustees recommends a vote FOR the ratification of the selection of the independent auditors.

                            EXECUTIVE COMPENSATION

     The Company does not have any employees; services which otherwise would be provided by employees were performed by the Advisor. Payments by the Company to the Advisor for services during the fiscal year ended December 31, 1998 are described in "Certain Relationships and Related Transactions."

     The  following  table  provides  summary  compensation   information  for
executive  officers  of the Company  since the  Company's  formation  in 1998:

                        Summary Compensation Table (1)


                                                                                      Annual Compensation
                                                             --------------------------------------------------------------

                                                                                                   Long Term      All Other
Name                                                         Year     Salary ($)    Bonuses ($)   Options (2)        ($)
----------------------------------------------------------------------------------------------------------------------------


Jon E. Bortz
    President, Chief Executive Officer and Trustee           1998       None           None          None            None

Hans S. Weger
    Executive Vice President, Treasurer and
    Chief Financial Officer                                  1998       None           None         35,000           None

Michael D. Barnello
    Chief Operating Officer and
    Senior Vice President of Acquisitions                    1998       None           None           None           None



     The following table sets forth the options granted with respect to the fiscal year ended December 31, 1998 to the Company's executive officers.

--------------------
(1) Except with respect to, incentive share awards, the Company has not paid and has no current plans to pay compensation to its executive officers. The Advisor, which conducted the day-to-day operations of the Company during 1998, compensated Messrs. Bortz, Weger and Barnello in connection with their services to the Advisor and to the Company.
(2) As of December  31,  1998,  options to  purchase a total of 60,000  Common
    Shares have been granted to trustees and executive officers of the Company, including options to purchase 35,000 Common Shares granted to the executive officers.

                       Option Grants in Fiscal Year 1998


                          Number of           Percent of                                     Potential Realizable Value
                         Securities          Total Options      Exercise                      at Assumed Annual Rates
                         underlying           Granted to        Price per                    of Share Price Appreciation
                          Options             Employees          Common      Expiration        For Option Term (3)
                                                                                            ----------------------------
Name                     Granted (1)         in Fiscal Year     Share (2)      Date            5% (4)       10% (5)
------------------------------------------------------------------------------------------------------------------------


Jon E. Bortz                 --                   --              --            --              --             --
Hans S. Weger              35,000                63% $          14.81        8/17/05         211,050        491,750
Michael D. Barnello          --                   --              --            --              --             --


     No options were exercised in 1998. The following table sets forth the value of options held at the end of 1998 by the Company's executive officers.


                Aggregated Fiscal Year-End 1998 Option Values


                                     Number of Shares                     Value of Unexercised
                                  Underlying Unexercised                  in-the-Money Options
                               Options at Fiscal Year-End (6)         at Fiscal Year-End ($) (6)
Name                              Exercisable/Unexercisable           Exercisable/Unexercisable
------------------------------------------------------------------------------------------------


Jon E. Bortz (7)                       0/93,000                               $0/$0
Hans S. Weger                          0/35,000                               $0/$0
Michael D. Barnello (7)                0/62,000                               $0/$0


-------------------------
(1) All options are granted at the fair market value of the common shares at the date of grant. These options will vest in three equal annual installments (rounded to the nearest whole share) over three years and have a seven year term.
(2) The exercise price for the grant of options on August 17, 1998 was based on the closing price of $14.81 per Common Share.
(3) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of the Common Shares, which would benefit all shareholders.
(4) An annual compound share price appreciation of 5% from the price of $14.81 per Common Share yields a price of $20.84 per Common Share.
(5) An annual compound share price appreciation of 10% from the price of $14.81 per Common Share yields a price of $28.86 per share of Common Share.
(6) The value of unexercised in-the-money options at fiscal year-end based on the fair market value for Common Shares $10.38 share, as of December 31, 1998.
(7) These options were granted by the Advisor to the recipient.

Report on Compensation

     The following is a report by the Company's Compensation, Contract and Governance Committee regarding the Company's compensation objectives, share option program and the compensation of the Advisor.

     Compensation Objectives. The executive officers of the Company are employees of the Advisor and not of the Company, and receive their salary compensation from the Advisor. Incentive compensation paid by the Advisor in the form of annual bonus payments to the executive officers, is based on achieving certain annual FFO per share growth targets, in order to further align the interest of the executive officers with the interest of the shareholders. The Trustees also wished to establish a vehicle which would on a longer term basis, among other things, (a) foster a continuing identity of interest between management of the Company and its shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholders and investor relations and communications, which fall outside of the services covered by the investment advisory contract between the Company and the Advisor. In granting incentive share awards, the Trustees consider factors such as the amount and terms of restricted Common Shares and Options previously granted to executive officers and the importance and complexity of the duties performed by executive officers on behalf of the Company. To further promote continuity of management, the Trustees may impose vesting restrictions or other conditions on the granted Common Shares, as they did in 1998 and 1999, by imposing a three year prorata vesting on options issued.

     Proceedings of the Compensation, Contract and Governance Committee. The Compensation, Contract and Governance Committee determines only that part of the compensation for the Company's executive officers which may be awarded under the 1998 Share Option and Incentive Plan. The Company does not determine the compensation paid by the Advisor to its employees. The Compensation, Contract and Governance Committee is comprised of four nonemployee trustees, George F. Little, II, Donald S. Perkins, Shimon Topor and Donald A. Washburn. Final compensation determinations for each fiscal year generally are made after the end of the fiscal year. At that time, option rights, appreciation rights and restricted share award grants, if any, will generally be made.

     Long-Term Incentives. Long-term incentives are provided to key employees of, and consultants and other service providers to, the Company, its subsidiaries and advisors through grants of option rights, appreciation rights and restricted share awards. Incentives may also be awarded directly to the Advisor, in addition to amounts payable to the Advisor under the Advisory Agreement. The grants of such rights and awards are intended to align the executive's and the Advisor's long-term objectives with those of the Company's shareholders. The 1998 Share Option and Incentive Plan is administered by the Compensation, Contract and Governance Committee, which has the discretion to determine those individuals or entities to whom option rights, appreciation rights and restricted share awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code, limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's shareholders. The Compensation, Contract and Governance Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 1998 that would be subject to the limitations set forth in Section 162(m).

                                 Submitted by the Compensation, Contract and Governance Committee of the Board of Trustees

                                 George F. Little, II
                               . Donald S. Perkins
                                 Shimon Topor
                                 Donald A. Washburn

                            SHARE PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total shareholder return on the Common Shares from the IPO price to the New York Stock Exchange (the "NYSE") closing price per share on December 31, 1998 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and Bloomberg's index of hotel REITs ("BBREHOTL"). Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Share IPO on April 29, 1998 and in the S&P 500 and the BBREHOTL Index on April 30, 1998 and (ii) reinvestment of dividends.

                                 TOTAL RETURN

                              (Graphic omitted.)

     Graph providing a comparison of the cumulative total shareholder return on the Common Shares from the IPO Price to the NYSE closing price per share on December 31, 1998 with the cumulative total return on the S&P 500 and BBREHOTL.

     The actual returns shown on the graph above are as follows:

                                       Initial          Value of initial
                                    investment at        investment at
Name                             29/30-April-98 (1)        31-Dec-98
------------------------------------------------------------------------

LaSalle Hotel Properties            $ 100.00                $  62.63
S&P 500                             $ 100.00                $ 111.71
BBREHOTL Index                      $ 100.00                $  52.80

----------------
(1) Assumes an initial investment of $100 on April 29, 1998 (the IPO purchase date) with respect to the Company's Common Shares and on April 30, 1998 with respect to the S&P 500 and the BBREHOTL Index.

                    PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth the beneficial ownership of Common Shares for (i) each shareholder of the Company holding more than a 5% beneficial interest in the Company, (ii) each executive officer of the Company who is not a trustee of the Company and (iii) the trustees and executive officers of the Company as a group as of March 15, 1999, unless indicated otherwise below. Share ownership of the Trustees of the Company appears under the heading "Information Regarding the Nominees and Trustees" in this Proxy Statement.


                                                                           Common Shares
                                                                       Beneficially Owned (1)
                                                               ---------------------------------
Name of Beneficial Owner                                           Number       Percent of Total
------------------------------------------------------------------------------------------------


Shimon Topor (2)                                                 2,234,920          12.79%
Michael  Steinhardt (2)                                          2,228,219          12.75%
Jones Lang LaSalle (3)                                           2,054,511          11.00%
Capital  Growth  Management Limited  Partnership (4)             1,758,000          11.55%
Wagner Asset Management, L.P. (5)                                  874,000           5.74%
Michael D. Barnello (6)                                             35,855              *%
Hans S. Weger (6)                                                   15,000              *%
All trustees and executive  officers as a group (9 persons)      3,018,285          17.28%


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and trustees, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Commission and the NYSE. Officers, trustees and 10% Holders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, trustees and 10% Holders were satisfied, except that
(i) Stuart L. Scott inadvertently made a late Form 4 filing with respect to the Company reporting three transactions in which he acquired Common Shares, and (ii) Donald A. Washburn inadvertently made a late Form 4 filing with respect to the Company reporting a transaction in which he acquired Common Shares.

--------------------------
*  Less than one percent.
(1 The number of Common Shares beneficially owned is reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities.
(2) The business address for this shareholder is 650 Madison Avenue, 17th Floor, New York, New York 10022. Messrs. Topor and Steinhardt share the right to direct the voting and investment of Units by virtue of their direct and indirect common control of various entities holding the Units.
(3) The business address for this shareholder is 200 East Randolph Drive, Chicago, Illinois 60601.
(4) The business address for this shareholder is One International Place, Boston, Massachusetts 02110. Pursuant to a Schedule 13G filed with the SEC, as of February 8, 1999, this shareholder may have direct or indirect voting and/or investment discretion over these Common Shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This shareholder is reporting the combined holdings of the entities for the purpose of administrative convenience.
(5) The business address for this shareholder is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Pursuant to a Schedule 13G filed with the SEC, as of January 29, 1999, 1998, this shareholder may have direct or indirect voting and/or investment discretion over these Common Shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This shareholder is reporting the combined holdings of the entities for the purpose of administrative convenience.
(6) The business address for this shareholder is 1401 Eye Street, NW, Suite 900, Washington, DC 20005.

                          PROPOSAL 3: APPROVAL OF THE
               1998 SHARE OPTION AND INCENTIVE PLAN, AS AMENDED

     The Board of Trustees adopted the 1998 Share Option and Incentive Plan, as amended.

     The Board of Trustees recommends a vote FOR the approval of the 1998 Share Option and Incentive Plan, as amended.

     The Company's 1998 Share Option and Incentive Plan (the "1998 Share Option and Incentive Plan") was adopted prior to the IPO in order to provide a means for the Company to implement its long-term incentive program for the Advisor and its employees. The Company's objective in offering the 1998 Share Option and Incentive Plan is to attract and retain and motivate qualified employees of the Advisor and consultants and other service providers to the Company, its subsidiaries (if any) and its advisors, to provide such persons with appropriate incentives, and to provide an interest in the Company to certain members of the Board of Trustees (each key employee so selected, a "Participant"). The 1998 Share Option and Incentive Plan reserved 757,000 Common Shares for issuance or transfer upon the exercise of option rights or appreciation rights or the granting of restricted share awards pursuant to the plan. The 1998 Share Option and Incentive Plan, as amended by the Board of Trustees, contains precisely the same substantive provisions as the 1998 Share Option and Incentive Plan. The amendment modifies the 1998 Share Option and Incentive Plan only by increasing the number of Common Shares reserved under the plan from 757,000 to 1,500,000.

     The following is a description of the 1998 Share Option and Incentive Plan, as amended (and, where applicable, the 1998 Share Option and Incentive
Plan)

     The 1998 Share Option and Incentive Plan, as amended authorizes the grant of (i) option rights that qualify as incentive stock options under Section 422 of the Code ("ISOs"), (ii) option rights that do not so qualify ("Nonqualified Options"), (iii) stock appreciation rights and (iv) restricted share awards. Moreover, under the 1998 Share Option and Incentive Plan, as amended, each grant of an option right or appreciation right may provide for the payment of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis. Dividend equivalents paid in relation to option rights may also be credited against the option price. The exercise price of options to purchase Common Shares is determined by the Compensation, Contract and Governance Committee, but may not be less than 100% of the fair market value of the Common Shares on the date of grant in the case of ISOs (or 110% of the fair market value of the Common Shares on the date of grant if the participant owns (at the time such ISO is granted) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation). The Company has reserved 757,000 Common Shares for issuance under the 1998 Share Option and Incentive Plan. As of March 24, 1999, options for 381,000 Common Shares had been granted pursuant to the 1998 Share Option and Incentive Plan, including options to purchase 137,000 Common Shares granted to the executive officers. See "Executive Compensation" above. In addition, each non-employee trustee (including Mr. Washburn, nominee for election as a Trustee at the Annual Meeting) was granted options to purchase 5,000 Common Shares upon completion of the IPO. See "Proposal I -- Election of Trustees Compensation." On April 5, 1999, the last reported sale price of the Common Shares on the NYSE was $13.00. As noted above, the 1998 Share Option and Incentive Plan, as amended provides for the granting of option rights, appreciation rights or restricted share awards with respect to an aggregate of up to 1,500,000 Common Shares. In addition, no Participant may be granted option rights and appreciation rights, in the aggregate, for more than 100,000 Common Shares during any calendar year, and no Participant may be granted restricted share awards for more than 100,000 Common Shares during any calendar year.

     Certain Federal Income Tax Consequences of the 1998 Share Option and Incentive Plan. The following is a brief summary of the principal federal income tax consequences of awards under the 1998 Share Option and Incentive Plan, as amended. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     In general, no income will be recognized by a holder of a Nonqualified Option at the time such stock option is granted. At the time of exercise of a Nonqualified Option, ordinary income will be recognized by the holder thereof in an amount equal to the difference between the option price paid for the Common Shares and the fair market value of such shares if they are not restricted on the date of exercise (the "Taxable Spread"). At the time of sale of Common Shares acquired pursuant to the exercise of a Nonqualified Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) to the holder thereof, depending on how long such shares have been held.

     A Participant will generally not recognize income upon the grant of an ISO. Furthermore, a Participant will not recognize income upon the exercise of an ISO if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, a Participant must exercise the ISO not later than three months after he or she ceases to be an employee of the Company (one year if he or she is disabled). To satisfy the holding period requirement, a Participant must hold the optioned shares for more than two years from the grant of the ISO and more than one year after the shares are transferred to him or her. If these requirements are satisfied, the Participant will be taxed on any gain (measured by the difference between the Participant's basis in the shares and the net proceeds of the sale) at applicable long-term capital gains rates on the sale of the shares.

     If Common Shares acquired upon the timely exercise of an ISO are sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a "Disqualifying Disposition"), the Participant usually will recognize ordinary income at the time of disposition equal to the amount of the Taxable Spread. Upon a Disqualifying Disposition that constitutes a sale or exchange with respect to which any loss would be recognized, the amount includable in ordinary income will be limited to any excess of the net amount realized on the sale or exchange over the Participant's basis in the shares. A Disqualifying Disposition is usually a transaction with an unrelated third party that is not subject to the wash-sale provisions of the Code.

     If the Participant pays the Option Price of an ISO by the surrender of unrestricted Common Shares that he or she already owns, he or she will not recognize gain or loss on the shares surrendered to the extent that their fair market value equals that of the shares received. To that extent, the shares received will have a basis equal to the basis of the shares surrendered, and the Participant's holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received exceeds the value of the shares surrendered, those shares received that represent such excess in value will have a basis equal to zero and a holding period that will commence on the day after they are acquired. However, if a Participant surrenders shares that were acquired through the previous exercise of an ISO before the end of the requisite holding period, the Participant may recognize ordinary income on the surrender of those shares.

     An individual is subject to an alternative minimum tax (the "AMT") based upon an expanded tax base to the extent that the AMT exceeds the individual's regular tax liability. The AMT is imposed on alternative minimum taxable income in excess of an exemption amount. Alternative minimum taxable income generally is the taxpayer's taxable income increased or decreased by certain adjustments and increased by certain preferences. For AMT purposes, ISOs are generally treated in a manner similar to the regular tax treatment of Nonqualified Options. For example, upon the exercise of an ISO, the amount of the Taxable Spread will be included in alternative minimum taxable income, and the basis of the shares will equal their fair market value when the ISO is exercised. A tax credit may be available in a subsequent taxable year for some or all of any AMT paid.

     Options otherwise qualifying as ISOs will be treated as Nonqualified Options to the extent that the fair market value of the shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all of the Company's plans) exceeds $100,000. This rule is applied by taking the stock options into account in the order in which they are granted.

     In general, no income will be recognized by the holder of an appreciation right in connection with the grant of such appreciation right. When an appreciation right is exercised, the holder thereof normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any nonrestricted Common Shares, received pursuant to such exercise.

     Dividend equivalents which are paid to a Participant during the vesting period of an underlying option right or appreciation right will be subject to income tax as ordinary compensation income in the taxable year in which such dividend equivalents are received. Correspondingly, such dividend equivalents will also be subject to withholding of income and FICA taxes. Dividend equivalents which are paid to a Participant after an underlying option right or appreciation right has vested, but prior to exercise of such right, will be subject to tax as ordinary dividend income in the taxable year in which such dividend equivalents are received. Dividend equivalents credited against the option price of Common Shares (which will increase the difference between the option price paid for the Common Shares and the fair market value of such shares) will serve to increase the amount of ordinary income recognized by the Participant upon the exercise of the underlying option right.

     A grantee of a restricted share award under the 1998 Share Option and Incentive Plan, as amended will include in gross income the excess of (i) the fair market value of the restricted share award (determined without regard to any restrictions other than a restriction which by its terms will never lapse) over (ii) the amount (if any) paid for such restricted shares. A restricted share award grantee will recognize ordinary income thereon in the first taxable year in which the rights of the grantee are not subject to a "substantial risk of forfeiture" (i.e., in the first taxable year in which the grantee's rights have become substantially vested) or in the first taxable year in which the restricted shares are transferable. The 1998 Share Option and Incentive Plan, as amended provides that each grant of restricted shares will set forth both the period during which the restricted shares will be subject to a substantial risk of forfeiture and the manner and extent to which transfer of such Restricted Shares will be prohibited or restricted during such period of substantial risk of forfeiture. Accordingly, the year of ordinary income recognition will vary for each Participant according to the specific provisions of his or her restricted share grant.

     In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject a Participant to suit under section 16(b) of the Exchange Act, the tax consequences to such Participant may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Common Shares received so long as the sale of the shares received could subject such Participant to suit under section 16(b) of the Exchange Act. However, valuation and taxation will not be postponed under this rule for more than six months.

     To the extent that a key employee of, or a consultant or service provider to, the Company recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, and (ii) any applicable withholding obligations are satisfied.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions

     In connection with the formation of the Company in January 1998, certain continuing investors (which included Jones Lang LaSalle, and unaffiliated co-investors) received an aggregate of 3,181,723 Units for their direct and indirect interests in certain hotel properties acquired by the Company. Additionally, the Advisor received options to acquire 457,346 Common Shares and affiliates of Steinhardt Group, Inc. and Cargill Financial Services Corporation received rights to purchase an aggregate of 823,223 Common Shares at $18.00 (the IPO price) per Common Share.

Affiliated Lessee

     In connection with the IPO, Jones Lang LaSalle formed LaSalle Hotel Lessee, Inc. (the "Affiliated Lessee") to serve as lessee for hotels for which the hotel's operator declines on account of internal policy reasons to serve as lessee. The Affiliated Lessee is owned 45.5% by Jones Lang LaSalle, 45.5% by LPI Charities (a charitable corporation formed by Jones Lang LaSalle through which it conducts charitable fund raising activities) and 9% by the Company. For the year ended December 31, 1998, the Affiliated Lessee leased four of the Company's hotels under participating leases pursuant to which the Affiliated Lessee paid an aggregate of $19.4 million to the Company.

Advisory Agreement

     The Advisor provides acquisition, management, advisory and administrative services to the Company pursuant to an Advisory Agreement. The initial term of the Advisory Agreement extends through December 31, 1999, subject to successive, automatic one year renewals unless terminated according to the terms of the Advisory Agreement.

Compensation

     For its services under the Advisory Agreement, the Advisor receives an annual base fee, payable quarterly, to be paid in cash based upon the Company's net operating income ("NOI") as defined below, in accordance with the following schedule:

    Incremental NOI of Company
---------------------------------
From         Up to but excluding               Base Fee %
-------------------------------------------------------------------------

$       0        $ 100,000                            5.0%
$ 100,000        $ 225,000          An additional 4.8% on such increment
$ 225,000        $ 350,000          An additional 4.6% on such increment
$ 350,000        $ 475,000          An additional 4.4% on such increment
$ 475,000        $ 600,000          An additional 4.2% on such increment
$ 600,000        Any excess         An additional 4.0% on such increment

     In addition, an annual incentive advisory fee is payable each year in arrears equal to 25% of the result of multiplying (A) the amount by which the actual increase in FFO1 per share, if any, for each calendar year (each a "Measurement Year") as compared to FFO per share for the previous year (the "Prior Year"), exceeds an increase of 7% per annum in FFO per share for the Prior Year by (B) weighted average Common Shares and Units outstanding for the Measurement Year. For example, if the Prior Year FFO per share equaled $0.60 and the FFO per share for the Measurement Year equals $0.68, the incentive advisory fee for the Measurement Year would be calculated as follows: 25% of
(A) the FFO per share growth rate above 7% for the Measurement Year, in this example, $0.68 minus the product of $0.60 multiplied by 1.07, multiplied by
(B) the weighted average of Common Shares and Units outstanding for the Measurement Year.

-----------------
1 "FFO" or Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), represents net income applicable to common shareholders (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

     Payment of the Incentive Fee is made in the Company's Common Shares and Units. The number of Common Shares and Units is the whole number of shares equal to the value of the Incentive Fee divided by the average closing price of the Common Shares on the NYSE during the Measurement Year. For the year ending December 31, 1998, the Base Fee paid to the Advisor was $1,979,404 and the number of Common Shares was 10,988 representing an aggregate dollar value of $155,041 at the time of determination or $14.11 per Common Share. For the year ended December 31, 1998, the sum of the Base Fee and the Incentive Fee was capped at 6% of the Company's NOI. There is no limitation on fees earned by the Advisor under the Advisory Agreement for years ending after December 31, 1998. For purposes of the Advisory Agreement, NOI for any period means total revenues (excluding gains or losses from the sale of Company assets, or any re-financings thereof) applicable to such period, less the operating expenses applicable to such period (excluding advisory fees payable hereunder to the Advisor, and excluding amounts attributable to depreciation and amortization, or reserves for bad debts, or interest expense or other similar non-cash items or reserves) after adjustment for unconsolidated partnerships and joint ventures and before adjustment for minority interest in the Operating Partnership.

Non-competition

     The Advisor and its affiliates will not invest directly or indirectly or on behalf of others in any hotel properties in the United States (the "Competitive Hotels"), other than through the Company except for the Excluded Properties/1/ and except for hotels constituting part of a mixed-use property where less than 40% of the property's NOI is attributable to the hotel. Notwithstanding the foregoing, no Affiliate (as defined below) is restricted from acquiring interests, directly or indirectly, in Competitive Hotels or advising with respect to Competitive Hotels to the extent that such Affiliate
(i) is a "registered investment adviser" under the Investment Advisers Act of 1940, as amended, and makes such acquisition or gives such advice in the ordinary course of management activities for securities investments, (ii) acquires a company or other entity which owns or provides asset management services with respect to Competitive Hotels, provided that is not a material activity of such company or entity and that such company or entity does not engage in activities relating to additional Competitive Hotels, (iii) invests in debt or debt securities, or (iv) is engaged in consulting, development, financing, disposition or facility related services with respect to Competitive Hotels.

Termination

     The Advisory Agreement may be terminated for cause, by the mutual consent of the Advisor and the Company, or by notice from the Company given at least 180 days prior to the expiration of the term. The Advisor is not entitled to any termination fees or penalties, but would be entitled to receive all accrued but unpaid compensation and expense reimbursement in cash within 30 days of any termination date. The Advisor has the right to assign the Advisory Agreement to an affiliate subject to approval by the Independent Trustees of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights and obligations.

Conflicts Between The Company And The Advisor

     The interests of the Company and the Advisor potentially may conflict due to the ongoing relationships between the two entities. Because the timing and amount of incentive and other fees received by the Advisor may be affected by various determinations, including the sale or disposition of properties, the Advisor may have a conflict of interest with respect to such determinations. In addition, through its subsidiaries, Jones Lang LaSalle is a significant shareholder of the Company and could influence decisions regarding the Advisory Agreement and fees relating to such agreement. The failure of the Advisor or the Company to enforce the material terms of the Advisory Agreement could result in a monetary loss to the Company, which loss could have a material adverse effect on the Company's financial condition or results of operations.

-------------------
1 The "Excluded Properties" include interests owned by affiliates of LaSalle Partners in a limited number of hotel properties that were not acquired by the Company at the time of the completion of the IPO. These interests are
    (i) two hotels held by a private REIT advised by LaSalle Partners that has invested the majority of its assets in office properties, (ii) one hotel that is owned principally by a partner with LaSalle Partners for which LaSalle Partners serves as advisor and is currently being marketed for sale, (iii) one hotel under construction in a mixed-use complex for which LaSalle Partners is serving solely as development agent, without any ownership interest in the hotel, (iv) one hotel in which LaSalle Partners and its partners own a 50% interest for which LaSalle Partners serves as advisor, and (v) a partnership interest in one hotel owned by a client for whom LaSalle Partners serves as an advisor.

     In addition, Messrs. Scott and Bortz serve as Trustees of the Company and also serve as officers and directors of LaSalle Partners and the Advisor. Messrs. Bortz and Barnello also serve as officers of the Company. Messrs. Scott, Bortz and Barnello, as well as certain other officers and Trustees of the Company and directors of the Advisor, also own shares (and/or options or other rights to acquire shares) in Jones Lang LaSalle, either directly or indirectly. With respect to the various contractual arrangements between the two entities, the potential exists for disagreement as to the quality of services provided by the Advisor and as to contractual compliance. In addition, certain situations could arise where actions taken by the Advisor in its capacity as manager or adviser of the Excluded Properties would not necessarily be in the best interests of the Company. Nevertheless, the Company believes that there is sufficient mutuality of interest between the Company and the Advisor to result in a mutually productive relationship.

Policies and Procedures for Addressing Conflicts

     The Company has adopted certain policies designed to eliminate or minimize potential conflicts of interest. The Company's Board of Trustees is subject to certain provisions of Maryland law which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders. With a view toward protecting the interests of the Company's shareholders, the Bylaws of the Company provide that a majority of the Board of Trustees (and a majority of each committee of the Board of Trustees) must not be "affiliates" of the Advisor, as that term is defined in the Bylaws, and that the investment policies of the Company must be reviewed annually by a majority of these trustees. Moreover, the Company may terminate the Advisory Agreement without termination fees or penalties upon notice given at least 180 days prior to the expiration of the then current term of the Agreement and all decisions regarding conflicts with the Advisor and termination of the Advisory Agreement shall be made by vote of the independent trustees.

     The Company has adopted a policy that, without the approval of a majority of the independent trustees, it will not (i) acquire from or sell to any trustee, officer or employee of the Company or the Advisor, or any entity in which a trustee, officer or employee of the Company beneficially owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons, including arrangements for services beyond the scope of the Advisory Agreement.

     Pursuant to Maryland law, each trustee is subject to restrictions on misappropriation of corporate opportunities to himself or his affiliates learned of solely as a result of his service as a member of the Board of Trustees of the Company. In addition, under Maryland law, a transaction effected by the Company or any entity controlled by the Company in which a trustee or certain related persons and entities of the trustees has a conflicting interest, as defined thereunder, of such financial significance that it would reasonably be expected to exert an influence on the trustee's judgment may not be enjoined, set aside or give rise to damages on the grounds of such interest if (a) the transaction is approved, after disclosure of the interest, by the affirmative vote of a majority of the disinterested trustees, or by the affirmative vote of a majority of the votes cast by disinterested shareholders, or (b) the transaction is established to have been fair to the Company.

                                 OTHER MATTERS

Solicitation of Proxies

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the trustees, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. In addition, the Company intends to utilize the proxy solicitation services of Morrow & Co., Inc. at an estimated cost of $5,500 plus out-of-pocket expenses.

Shareholder Proposals

     Shareholder proposals intended to be presented at the 2000 annual meeting of shareholders must be received by the Secretary of the Company no later than November 21, 1999 in order to be considered for inclusion in the Company's proxy statement relating to the 2000 meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8").

     For a proposal of a shareholder to be presented to the Company's 2000 annual meeting of shareholders, other than a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after November 21, 1999 and on or before March 15, 2000, unless the 2000 annual meeting of shareholders is scheduled to take place before May 12, 2000. The Company's Bylaws provide that any shareholder wishing to nominate a trustee or have a shareholder proposal other than a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of shareholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to shareholders. Any such proposal should be mailed to:
LaSalle Hotel Properties, 1401 Eye Street NW, Suite 900, Washington, DC 20005,
Attn: Todd Noonan, Secretary.

Other Matters

     The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                  By Order of the Board of Trustees




                                  /s/ Todd Noonan
                                  Todd Noonan
                                  Secretary

Washington, DC
April 12, 1999

                           LASALLE HOTEL PROPERTIES

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 1999

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

     The undersigned hereby constitutes and appoints Jon E. Bortz, Michael D. Barnello and Hans S. Weger and any of them, as Proxies of the undersigned, with full power of substitution, to vote all common shares of beneficial interest, $.01 par value per share of LaSalle Hotel Properties (the "Company") held of record by the undersigned as of the close of business on March 15, 1999, on behalf of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Seaview Marriott Resort, 401 South New York Road, Absecon, New Jersey, 11:30 a.m., local time, on Wednesday, May 19, 1999, and at any adjournments or postponements therof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF TRUSTEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3. IN THEIR DISCRECTION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS NEED ONLY A SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

            PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                             (SEE REVERSE SIDE.)

------------------------------------------------------------------------------

                                       For All  Withhold  For All (except as marked to the contrary below)
                                                   All                                                        For   Against  Abstain
1. To select two Class I trustees of     / /       / /      / /    2. To ratify the selection of KPMG LLP as   / /     / /      / /
   the Company to serve until the 2002                                the independent auditors of the
   Annual Meeting of Shareholders and                                 Company for the fiscal year ending
   until their successors are duly                                    December 31, 1999.
   elected and qualified.                                                                                     For   Against  Abstain
                                                                   3. To approve the Company's 1998 Share     / /     / /      / /
   (INSTRUCTION: To withhold authority                                Option and Incentive Plan, as
   to vote for any individual nominee,                                amended.
   strike a line through the nominee's                                                                        For   Against  Abstain
   name in the list below.)                                        4. To consider and act upon any other      / /     / /      / /
                                                                      matters that may properly be brought
   Jon E. Bortz                                                       before the Annual Meeting and at any
   Donald A. Washburn                                                 adjournments or postponements thereof.

                                                                                       The undersigned hereby acknowledge(s) receipt
                                                                                       of a copy of the accompanying Notice of
                                                                                       Annual Meeting of Shareholders, the Proxy
                                                                                       Statement with respect thereto and the
                                                                                       Company's Annual Report of Form 10-K for the
                                                                                       year ended December 31, 1998 and hereby
                                                                                       revoke(s) any proxy or proxies heretofore
                                                                                       given.  This proxy may be revoked at any time
                                                                                       before it is exercised.

                                                                                       / / MARK HERE FOR ADDRESS CHANGE AND NOTE
                                                                                           BELOW


                                                                                       Dated:                                 , 1998
                                                                                       ---------------------------------------------
                                                                   Signature(s)
                                                                   -----------------------------------------------------------------
Note: Please sign exactly as name appears hereon.  Joint
owners should each sign.  When signing as attorney, executor,      -----------------------------------------------------------------
administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------------------------------------------------------------------
                                                   o  FOLD AND DETACH HERE  o



                            SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         [BROWN & WOOD LLP LETTERHEAD]





                                                  April 12, 1999


VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

         Re:  LaSalle Hotel Properties
              Definitive Proxy Materials
              --------------------------

Ladies and Gentlemen:

     On behalf of LaSalle Hotel Properties (the "Company"), enclosed for filing pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, please find the Notice of 1999 Annual Meeting of Shareholders, Proxy Statement, and form of Proxy to be used in connection with the Company's 1999 Annual Meeting of Shareholders to be held on May 19, 1999.

     Should you have any questions concerning this filing, please contact the undersigned at (212) 839-8652. Thank you for your attention to this matter.

                                             Very truly yours,

                                             /s/ Bartholomew A. Sheehan, III

                                             Bartholomew A. Sheehan, III


Enclosures